Exhibit 99.1

Press Release

CLEAN HARBORS ANNOUNCES FOURTH-QUARTER AND YEAR-END 2002 FINANCIAL RESULTS

Environmental Liabilities from CSD Acquisition Reduced From $266 Million to $203 Million

Braintree, MA – April 1, 2003– Clean Harbors, Inc. (“Clean Harbors”) (Nasdaq: CLHB), the leading provider of hazardous waste and environmental management services throughout North America, today announced financial results for the fourth quarter and year ended December 31, 2002. The fourth quarter is the first full quarter to include results from the Chemical Services Division (CSD) that Clean Harbors acquired from Safety-Kleen in September 2002. The Company also announced that its financial statements now reflect that the previously reported $266 million in environmental liabilities it assumed in the CSD acquisition would be reduced to $203 million. The $63 million reduction consists of $23 million due to changes in estimates based on better current information and $40 million resulting from discounts to arrive at fair value as required under purchase accounting.

The Company reported fourth-quarter revenues of $153.3 million, a 102% increase compared with $75.8 million in same quarter in 2001. Net income for the fourth quarter of 2002 is $4.9 million, or $0.29 per diluted share, which compares with net income of $3.8 million, or $0.27 per diluted share for the same quarter of the prior year. EBITDA for the fourth quarter is $18.3 million compared with EBITDA of $11.7 million in the fourth quarter of 2001, which included the effect of the responses to the anthrax crisis and the World Trade Center event.

For full-year 2002, Clean Harbors reported revenues of $350.1 million, a 39% increase compared with $251.6 million in 2001. In closing the CSD acquisition, the Company recorded a $24.7 million extraordinary item for debt retirement costs. As a result, Clean Harbors reported a net loss for 2002 of $28.2 million and a loss per diluted share of $2.40. Excluding the extraordinary item, Clean Harbors reported a net loss for 2002 of $3.5 million and a loss per diluted share of $0.40. EBITDA for 2002 was $34.6 million, which includes the deduction of a non-cash environmental expense (including the accretion expense), compared with $29.5 million in 2001.

1501 Washington Street “ PO Box 859048 “ Braintree, Massachusetts 02185-9048 “ 800.282.0058 “ www.cleanharbors.com

Press Release

CLEAN HARBORS ANNOUNCES FOURTH-QUARTER AND YEAR-END 2002 FINANCIAL RESULTS

Environmental Liabilities from CSD Acquisition Reduced From $266 Million to $203 Million

The Company reports EBITDA results, which are non-GAAP, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides an additional measurement of the Company’s performance. The Company defines “EBITDA” in accordance with its outstanding loan agreements as net income or loss (as determined in accordance with GAAP), excluding interest, taxes, depreciation and amortization, restructuring charge, and certain extraordinary or non-recurring gains or losses. The following reconciliations of net income (loss) before extraordinary item to EBITDA illustrates the difference between the two measures of operating performance for the fourth quarter and year ended December 31, 2002 (in thousands):

	Year	Fourth Quarter
Income (loss) before extraordinary item	$(3,533)	$4,942
Depreciation and amortization	15,508	5,764
Interest expense, net	12,682	5,202
Provision for income taxes	3,787	1,616
Restructuring	750	—
Other acquisition costs	5,406	813

EBITDA	$34,600	$18,337

“Our financial results for the fourth quarter were within the updated guidance range that we provided on March 13,” said Alan S. McKim, Chairman and Chief Executive Officer of Clean Harbors. “We believe that the reduction in the environmental liabilities that we assumed in the CSD acquisition is a very positive development for the Company and we remain confident in our ability to successfully manage these acquired environmental liabilities because of our experience in applying alternative treatment protocols to contaminated sites.”

1501 Washington Street “ PO Box 859048 “ Braintree, Massachusetts 02185-9048 “ 800.282.0058 “ www.cleanharbors.com

Press Release

CLEAN HARBORS ANNOUNCES FOURTH-QUARTER AND YEAR-END 2002 FINANCIAL RESULTS

Environmental Liabilities from CSD Acquisition Reduced From $266 Million to $203 Million

The Company also announced today that it is filing a notification with the Securities and Exchange Commission (SEC) to extend the filing date for the Company’s Form 10-K, as allowed by SEC Rules, to on or before April 8, 2003. The Company has recently determined that the Series C Preferred Stockholders’ option to convert their preferred shares into the Company’s common stock must be accounted for separately from the fair value of the preferred stock without the conversion feature, and the Company needs more time to properly incorporate this into its Form 10-K. This did not have a material effect on financial results for the fourth quarter or full year 2002.

Financial Guidance

The Company is affirming its previously announced first-quarter 2003 revenue guidance of $140 million to $150 million. Based on Company expectations and current economic conditions, Clean Harbors anticipates its revenue for the full year of 2003 will be in the previously announced range of $670 million to $680 million. The Company remains focused on its previously announced goal of $115 million in EBITDA. The Company will be adopting accounting rule SFAS 143, which requires companies to record liabilities for asset retirement. The Company will not be providing updated EPS guidance for the year until it has determined the full effect of SFAS 143.

Conference Call Information

Clean Harbors will conduct a conference call for investors to discuss the information contained in this news release today, Tuesday, April 1, 2003 at 9:00 a.m. (ET). Investors who want to hear a Webcast of the call should log onto http://www.cleanharbors.comand select “Investor Relations” at least 15 minutes prior to the broadcast. Investors should then follow the instructions provided to assure that the necessary audio applications are downloaded and installed. The call will be available on the investor relations section of http://www.cleanharbors.com for one week.

1501 Washington Street “ PO Box 859048 “ Braintree, Massachusetts 02185-9048 “ 800.282.0058 “ www.cleanharbors.com

Press Release

CLEAN HARBORS ANNOUNCES FOURTH-QUARTER AND YEAR-END 2002 FINANCIAL RESULTS

Environmental Liabilities from CSD Acquisition Reduced From $266 Million to $203 Million

About Clean Harbors, Inc.

Clean Harbors, Inc. through its subsidiaries provides a wide range of environmental and waste management services to a diversified customer base including a majority of the Fortune 500 companies, thousands of smaller private entities and numerous governmental agencies. Within its international footprint, Clean Harbors has service and sales offices located in 36 states, six Canadian provinces, Mexico, and Puerto Rico, and operates 52 waste management facilities strategically located throughout North America. For more information, visit our Web site at www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. Information on the potential factors that could affect the Company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, Form 10-Q for the quarter ended September 30, 2002 and on Form 10-K for the fiscal year ended December 31, 2002, which will be filed in April 2003.

Contacts:
Roger Koenecke	Tim Bonang
Senior Vice President and CFO	Account Executive
Clean Harbors, Inc.	Sharon Merrill Associates
(781) 849-1800	(617) 542-5300
InvestorRelations@cleanharbors.com	tbonang@investorrelations.com

-more-

1501 Washington Street “ PO Box 859048 “ Braintree, Massachusetts 02185-9048 “ 800.282.0058 “ www.cleanharbors.com

1501 Washington St. P.O. Box 850327 Braintree, MA 02185-0327 (781) 849-1800 FAX 781-848-1632

CLEAN HARBORS, INC

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31, (unaudited)		Twelve Months Ended December 31,
	2002	2001	2002	2001_
Revenues	$153,344	$75,824	$350,133	$251,601
Cost of revenues	110,363	51,112	253,412	178,085
Selling, general and administrative expenses	24,773	13,004	62,250	44,460
Depreciation and amortization	5,764	2,771	15,508	11,113
Restructuring	—	—	750	—
Other acquisition costs	813	—	5,406	—

Income from operations	11,631	8,937	12,807	17,943
Other income	129	—	129	—
Interest expense, net	5,202	2,848	12,682	9,991

Income before provision for income taxes and extraordinary loss	6,558	6,089	254	7,952
Provision for income taxes	1,616	2,310	3,787	2,412

Income (loss) before extraordinary loss	4,942	3,779	(3,533)	5,540
Extraordinary loss, early extinguishment of debt	—	—	24,658	—

Net income (loss)	4,942	3,779	(28,191)	5,540
Dividends and accretion on preferred stock	868	112	1,292	448

Net income attributable to common shareholders	$4,074	$3,667	$(29,483)	$5,092

Diluted earnings per share
Income (loss) before extraordinary loss	$0.29	$0.27	$(0.40)	$0.40
Extraordinary loss, early extinguishment of debt	—	—	(2.02)	—

Net income (loss) attributable to common shareholders	$0.29	$0.27	$(2.40)	$0.40

Weighted average common shares outstanding plus potentially dilutive common shares	16,913	13,421	12,189	12,676

“People and Technology Protecting and Restoring America’s Environment”

1501 Washington St. P.O. Box 850327 Braintree, MA 02185-0327 (781) 849-1800 FAX 781-848-1632

CLEAN HARBORS, INC. AND SUBSIDIARIES

SUMMARIZED CONSOLIDATED BALANCE SHEET

(in thousands)

	December 31, 2002	December 31, 2001
Current assets	$190,622	$63,849
Net property, plant and equipment	181,674	53,424
Other assets	187,394	39,685

Total assets	$559,690	$156,958

Current liabilities	$165,723	$53,320
Other liabilities	358,642	54,069
Redeemable preferred stock	13,543	—
Stockholders’ equity	21,782	49,569

Total liabilities, redeemable preferred stock and stockholders’ equity	$559,690	$156,958

“People and Technology Protecting and Restoring America’s Environment”